Filed with the Securities and Exchange Commission on December 15, 2003.

Securities Act Registration No. 333-98901

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MATRIXX INITIATIVES, INC.

(Exact Name of registrant as specified in its Charter)

Delaware	2067	87-0482806

State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	(IRS Employer I.D. Number)

2375 East Camelback Road, Suite 500
Phoenix, Arizona 85016
(602) 387-5353
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

William J. Hemelt,
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary
Matrixx Initiatives, Inc.
2375 East Camelback Road, Suite 500
Phoenix, Arizona 85016
(602) 387-5353
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies of all communications to:
Samuel C. Cowley, Esq.
Snell & Wilmer LLP
One Arizona Center
Phoenix, Arizona 85004-0001
(602) 382-6321

SIGNATURES

DEREGISTRATION

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed August 29, 2002 (Registration No. 333-98901) (the “Registration Statement”) of Matrixx Initiatives, Inc., a Delaware corporation, is to deregister all of the shares of common stock of Matrixx Initiatives, Inc. that were registered under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Matrixx Initiatives, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on December 15, 2003.

MATRIXX INITIATIVES, INC.

By	/s/ William J. Hemelt

William J. Hemelt
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward E. Faber Edward E. Faber	Chairman of the Board of Directors and Director	December 15, 2003

/s/ Carl J. Johnson Carl J. Johnson	President, Chief Executive Officer and Director	December 15, 2003

/s/ William C. Egan William C. Egan	Director	December 15, 2003

/s/ L. White Matthews, III L. White Matthews, III	Director	December 15, 2003

/s/ Edward J. Walsh Edward J. Walsh	Director	December 15, 2003

/s/ Michael A. Zeher Michael A. Zeher	Director	December 15, 2003

/s/ William J. Hemelt William J. Hemelt	Executive Vice President, Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer), Treasurer and Secretary	December 15, 2003